UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2008

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

      On May 29, 2008, Hampden Bancorp, Inc. (the "Company"), the holding company for Hampden Bank, announced that its Board of Directors authorized a stock repurchase program (the "Stock Repurchase Program") for the purchase of up to 397,493 shares of the Company's common stock or approximately 5% of its outstanding common stock. The Company is now seeking approval under Massachusetts laws and regulations to initiate such repurchases. Any repurchases under the Stock Repurchase Program will be made through open market purchase transactions from time to time. The amount and exact timing of any repurchases will depend on market conditions and other factors, at the discretion of management of the Company, and it is intended that the Stock Repurchase Program will complete all repurchases within twelve months after its commencement. There is no assurance that the Company will repurchase shares during any period. A copy of the press release announcing the authorization is attached as Exhibit 99.1.

      On May 29, 2008, Hampden Bancorp, Inc. (the "Company"), the holding company for Hampden Bank, announced that the independent trustee of the trust authorized by the Board of Directors on January 29, 2008 to purchase shares of the Company's common stock to fund the Company's 2008 Equity Incentive Plan (the "Plan") has completed the purchase of the 317,996 shares, or 4% of the outstanding Company common stock, authorized to find the Plan. A copy of the press release issued by the Company on May 29, 2008 is attached as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on May 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc. (Registrant)

Date: May 30, 2008	By:	/s/ Thomas R. Burton
Thomas R. Burton President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on May 29, 2008.

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